                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                                  XICOR, INC.,

                            VALLEY ACQUISITION CORP.,

                        ANALOG INTEGRATION PARTNERS, LLC,

                ISSIE RABINOVITCH, AS THE MEMBER REPRESENTATIVE,

                                 JOHN M. CARUSO,

                                  PHIL BENZEL,

                                 ROGER LEVINSON,

                        RABINOVITCH VENTURES LIMITED LP,

                                       AND

                           CARUSO VENTURES LIMITED LP


                                 APRIL 16, 2002


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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER............................................................................ 2

        1.1    The Merger....................................................................... 2
        1.2    Effective Time................................................................... 2
        1.3    Effect of the Merger............................................................. 2
        1.4    Articles of Incorporation and Bylaws............................................. 2
        1.5    Directors and Officers........................................................... 3
        1.6    Effect of Merger on the Capital Stock and Membership Interests of the
               Constituent Companies............................................................ 3
        1.7    Membership Interests Subject to Vesting.......................................... 6
        1.8    Dissenting Membership Interests.................................................. 6
        1.9    Surrender of Certificates........................................................ 6
        1.10   No Further Ownership Rights in Membership Interests.............................. 8
        1.11   Lost, Stolen or Destroyed Certificates........................................... 8
        1.12   Taking of Necessary Action; Further Action....................................... 8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS........................ 8

        2.1    Organization of the Company...................................................... 8
        2.2    Subsidiaries..................................................................... 9
        2.3    Company Capital Structure........................................................ 9
        2.4    Authority........................................................................10
        2.5    No Conflict......................................................................10
        2.6    Consents.........................................................................10
        2.7    Company Financial Statements.....................................................11
        2.8    No Undisclosed Liabilities.......................................................11
        2.9    No Changes.......................................................................11
        2.10   Tax Matters......................................................................13
        2.11   Restrictions on Business Activities..............................................15
        2.12   Title of Properties; Absence of Liens and Encumbrances; Condition of
               Equipment........................................................................15
        2.13   Intellectual Property............................................................16
        2.14   Agreements, Contracts and Commitments............................................20
        2.15   Interested Party Transactions....................................................22
        2.16   Governmental Authorization.......................................................22
        2.17   Litigation.......................................................................22
        2.18   Accounts Receivable..............................................................22
        2.19   Minute Books.....................................................................23
        2.20   Environmental Matters............................................................23
        2.21   Brokers' and Finders' Fees; Third Party Expenses.................................23
        2.22   Employee Benefit Plans and Compensation..........................................24
        2.23   Insurance........................................................................27
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        2.24   Compliance with Laws.............................................................27
        2.25   Warranties; Indemnities..........................................................27
        2.26   Complete Copies of Materials.....................................................28
        2.27   Information Statement............................................................28
        2.28   Powers of Attorney...............................................................28
        2.29   Representations Complete.........................................................28

ARTICLE III ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE MEMBERS............................28

        3.1    Ownership of Membership Interests................................................28
        3.2    Member Tax Matters...............................................................29
        3.3    Absence of Claims by the Member..................................................29
        3.4    No Registration..................................................................29
        3.5    Investment Intent................................................................29
        3.6    Investment Experience............................................................29
        3.7    Speculative Nature of Investment.................................................29
        3.8    Access to Data...................................................................30
        3.9    Accredited Investor..............................................................30
        3.10   Member Counsel...................................................................30

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................................30

        4.1    Organization, Standing and Power.................................................30
        4.2    Authority........................................................................30
        4.3    Capital Structure................................................................31
        4.4    No Conflict......................................................................31
        4.5    Consents.........................................................................31
        4.6    SEC Documents; Parent Financial Statements.......................................32
        4.7    Information Statement............................................................32

ARTICLE V ADDITIONAL AGREEMENTS.................................................................32

        5.1    Registration Rights Agreement....................................................32
        5.2    Restrictions on Transfer.........................................................33
        5.3    Access to Information............................................................33
        5.4    Confidentiality..................................................................33
        5.5    Expenses.........................................................................33
        5.6    Additional Documents and Further Assurances......................................33
        5.7    Related Agreements...............................................................33
        5.8    Nasdaq National Market...........................................................34
        5.9    Tax Matters......................................................................34
        5.10   Limitations on Sales.............................................................34
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE VI CONDITIONS TO THE MERGER.............................................................35

        6.1    Conditions to Obligations of Each Party to Effect the Merger.....................35
        6.2    Conditions to the Obligations of Parent and Sub..................................35
        6.3    Conditions to Obligations of the Company and the Members.........................37

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.........................38

        7.1    Survival of Representations and Warranties.......................................38
        7.2    Indemnification by the Company and the Members; Escrow Fund......................39
        7.3    Limitation on Indemnification....................................................40
        7.4    Indemnification Procedures.......................................................40
        7.5    Member Representative............................................................42

ARTICLE VIII AMENDMENT AND WAIVER...............................................................43

        8.1    Amendment........................................................................43
        8.2    Extension; Waiver................................................................43

ARTICLE IX GENERAL PROVISIONS...................................................................43

        9.1    Notices..........................................................................43
        9.2    Interpretation...................................................................45
        9.3    Counterparts.....................................................................45
        9.4    Entire Agreement; Assignment.....................................................45
        9.5    No Third Party Beneficiaries.....................................................45
        9.6    Severability.....................................................................45
        9.7    Other Remedies...................................................................45
        9.8    Governing Law....................................................................45
        9.9    Rules of Construction............................................................46
        9.10   Attorneys' Fees..................................................................46
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                                     -iii-

                               AGREEMENT AND PLAN
                                       OF
                                     MERGER

      This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of April 16, 2002 by and among Xicor, Inc., a California corporation ("Parent"); Valley Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"); Analog Integration Partners, LLC, a California limited liability company (the "Company"); Issie Rabinovitch (the "Member Representative"); and John M. Caruso, Phil Benzel, Roger Levinson, Rabinovitch Ventures Limited LP, a California limited partnership, and Caruso Ventures Limited LP, a California limited partnership (collectively, the "Members").

                                   BACKGROUND

      A. The Board of Directors of Parent, the Board of Directors of Sub, and the Managers of the Company believe it is in the best interests of their respective companies and stockholders and members, as the case may be, that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

      B. Pursuant to the Merger, among other things, all of the issued and outstanding membership interests of the Company shall be converted into the right to receive the consideration in a taxable transaction upon the terms and conditions set forth herein.

      C. The Company and each of the Members, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

      D. Concurrently with the execution and delivery of this Agreement, as material inducements to Parent and Sub to enter into this Agreement: (i) certain Members of the Company are entering into a Registration Rights Agreement, each in the form attached as Exhibit A (the "Registration Rights Agreement"), with Parent; (ii) certain key employees of the Company and certain Members are entering into Noncompetition Agreements, each in the form attached as Exhibit B (the "Noncompetition Agreements"), with Parent; and (iii) Parent and the Member Representative are entering into an Escrow Agreement, in the form attached as Exhibit C (the "Escrow Agreement").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2 below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("California Law") and the Delaware General Corporation Law ("Delaware Law"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving entity and as a wholly-owned subsidiary of Parent. The surviving entity after the Merger is sometimes referred to as the "Surviving Entity."

      1.2 Effective Time. Unless this Agreement is terminated earlier pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place simultaneously with the execution and delivery hereof by the parties hereto and the satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to as the "Closing Date." On the Closing Date, the parties shall cause the Merger to be consummated by filing: a certificate of merger (or like instrument), in substantially the form attached hereto as Exhibit D-1, with the Secretary of State of the State of California (the "California Certificate of Merger"), in accordance with the applicable provisions of California Law; and a certificate of merger (or like instrument), in substantially the form attached hereto as Exhibit D-2, with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger"), in accordance with the applicable provisions of Delaware Law. The "Effective Time" shall mean the later of: the time of acceptance by the Secretary of State of the State of California of the California Certificate of Merger, or the time of acceptance by the Secretary of State of the State of Delaware of the Delaware Certificate of Merger.

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Entity.

      1.4 Articles of Incorporation and Bylaws.

            (a) Unless otherwise determined by Parent prior to the Effective Time, the Articles of Organization of the Surviving Entity at the Effective Time shall be amended to provide that the Surviving Entity will be managed by only one manager.

            (b) Unless otherwise determined by Parent prior to the Effective Time, the Operating Agreement of the Surviving Entity at the Effective Time shall be amended and restated in its entirety as set forth on Exhibit E.

      1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the managers of the Surviving Entity immediately after the Effective Time, to hold the office of manager of the Surviving Entity in accordance with the provisions of California Law and the Articles of Organization and Operating Agreement of the Surviving Entity until their successors are duly elected and qualified. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity immediately after the Effective Time, to hold office in accordance with the provisions of the Bylaws of the Surviving Entity.

      1.6 Effect of Merger on the Capital Stock and Membership Interests of the Constituent Companies.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  (i) "Aggregate Merger Consideration" shall mean the: (1) the Aggregate Cash Consideration, and (2) the Aggregate Stock Consideration.

                        (1) "Aggregate Cash Consideration" shall mean Five Million U.S. dollars ($5,000,000).

                        (2) "Aggregate Stock Consideration" shall mean 1,012,760 shares of Parent Common Stock (which equals (A) Ten Million U.S. dollars ($10,000,000), divided by (B) the Transaction Stock Price).

                  (ii) "Escrow Amount" shall mean 151,914 shares of Parent Common Stock.

                  (iii) "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

                  (iv) "Knowledge" shall mean (i) with respect to the Company, the actual knowledge of the Company's officers and directors and the knowledge that such person would have obtained of the matter represented after due and diligent inquiry thereof under the circumstances, and (ii) with respect to each of the Members, the actual knowledge of such Member.

                  (v) "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, condition

(financial or otherwise), results of operations, prospects or capitalization of the Company and its subsidiaries, taken as a whole.

                  (vi) "Member" shall mean a holder of any Membership Interest immediately prior to the Closing Date.

                  (vii) "Membership Interest" shall mean each membership interest or capital unit of the Company.

                  (viii) "Membership Interest Percentage" shall mean the quotient obtained by dividing (x) a single Membership Interest by (y) the Total Membership Interests.

                  (ix) "Parent Common Stock" shall mean shares of the common stock, without par value, of Parent.

                  (x) "Pro Rata Portion" shall mean, with respect to each Member of the Company, an amount equal to the quotient obtained by dividing (x) the number of Membership Interests owned by such Member immediately prior to the Effective Time by (y) the number of Total Membership Interests outstanding at such time.

                  (xi) "SEC" shall mean the U.S. Securities and Exchange Commission. (xii) "Total Membership Interests" shall be the aggregate number of all Membership Interests issued and outstanding immediately prior to the Effective Time, including without limitation any and all Membership Interests issued or issuable pursuant to or upon exercise of options or other rights therefor.

                  (xiii) "Transaction Stock Price" is equal to $9.874 per share (which is the average closing price of Parent Common Stock over the five trading days immediately preceding the date of this Agreement.

            (b) Conversion of Membership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the Sub, the Company or any Member, each Membership Interest issued and outstanding immediately prior to the Effective Time (other than any Dissenting Membership Interests, as defined in Section 1.8) will be canceled and extinguished and converted automatically into the right to receive, upon surrender of the certificate(s) representing such Membership Interest and upon the terms and subject to the conditions set forth in this Section 1.6 and throughout this Agreement (including but not limited to the deposit of the Escrow Amount into the Escrow
Fund), the following consideration:

                  (i) Cash in an amount equal to: (A) the Membership Interest Percentage, multiplied by (B) the Aggregate Cash Consideration; and

                  (ii) Such number of shares of Parent Common Stock equal to (A) the Membership Interest Percentage, multiplied by (B) the Aggregate Stock Consideration.

            (c) Escrow. Notwithstanding any other provision of this Section 1.6, and as soon as practicable after the Closing Date, subject to and in accordance with the Escrow Agreement and the other provisions of this Agreement, Parent shall cause to be deposited the Escrow Amount in the Escrow Fund (as defined in Section 7.2) for the purposes of partially securing the indemnification obligations set forth in Article VII of this Agreement. The Pro Rata Portion of the Escrow Amount of each Member shall be contributed into the Escrow Fund.

            (d) Withholding Taxes. Any number of shares of Parent Common Stock and any portion of the cash consideration issuable pursuant to Section 1.6(b) to any Member shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of the Company) in connection with the acquisition of any Membership Interest that had its vesting accelerated or the payment of a bonus in the form of Membership Interests, if any, by such Member. For purposes of any such reduction, a share of Parent Common Stock shall be valued at the Transaction Stock Price.

            (e) Member Loans.

                  (i) Loans to Members. In the event that any Member or employee has outstanding loans from the Company as of the Effective Time, the Company shall use its best efforts to ensure that such loan is paid in full by the Member or employee prior to the Effective Time. In the event such loan is not paid in full to the Company, the consideration payable to such Member pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Member's loans as of the Effective Time. For purposes of any such reduction, a share of Parent Common Stock shall be valued at the Transaction Stock Price.

                  (ii) Loans from Members. In the event that the Company has outstanding loans from, or other amounts payable to, any Members as of the Effective Time (including but not limited to those loans or amounts listed on Schedule 1.6(e) to this Agreement), the Company shall use its best efforts to ensure either that: (A) such loans or amounts are paid in full to the Members prior to the Effective Time or (B) such loans or amounts are forgiven by the Members. In the event such loans or amounts are not paid in full by the Company or forgiven by the Members, the Aggregate Merger Consideration shall be reduced by an amount equal to the outstanding principal plus accrued interest of the loans or amounts as of the Effective Time. For purposes of any such reduction, a share of Parent Common Stock shall be valued at the Transaction Stock Price.

            (f) Capital Stock of Sub. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable membership interest of the Surviving Entity. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such membership interests of the Surviving Entity.

            (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of Membership Interests who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Transaction Stock Price.

      1.7 Membership Interests Subject to Vesting. If any Membership Interests issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option by the Company, risk of forfeiture or other condition under any applicable stock or membership interest restriction agreement or other agreement with the Company, then the shares of Parent Common Stock and the cash consideration issued in exchange for such Membership Interests shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow), and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of Parent.

      1.8 Dissenting Membership Interests.

            (a) Notwithstanding any other provisions of this Agreement to the contrary, any Membership Interests held by a Member who has exercised and perfected appraisal rights for such Membership Interests in accordance with Sections 17600 through 17613 of California Law and who has not effectively withdrawn or lost such appraisal rights ("Dissenting Membership Interests"), shall not be converted into or represent a right to receive the consideration set forth in Section 1.6 hereof, but the holder shall only be entitled to such rights as are provided by California Law.

            (b) Notwithstanding the provisions of Section 1.8(a) hereof, if any holder of Dissenting Membership Interests shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under California Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's Membership Interests shall automatically be converted into and represent only the right to receive the consideration set forth in Section 1.6 hereof, without interest thereon, upon surrender of the certificate(s) representing such Membership Interests.

            (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of California Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Membership Interests, Parent shall be entitled to recover under the terms of Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such Membership Interests.

      1.9 Surrender of Certificates.

            (a) Exchange Agent. American Stock Transfer & Trust Company shall serve as the exchange agent (the "Exchange Agent") for the Merger.

            (b) Parent to Provide Cash and Parent Common Stock. Upon the terms and subject to the conditions of Section 1.6, promptly after the Effective Time, in exchange for outstanding Membership Interests, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Aggregate Cash Consideration and the Aggregate Stock Consideration issuable pursuant to
Section 1.6, less the Escrow Amount, which Parent shall deposit into the Escrow Fund, with the Pro Rata Portion of each Member being contributed.

            (c) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate(s) which, immediately prior to the Effective Time, represented outstanding Membership Interests (the "Certificates"), whose Membership Interests were converted into the right to receive shares of Parent Common Stock and cash pursuant to Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificate(s) representing shares of Parent Common Stock and for the cash consideration. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificate(s) representing the number of whole shares of Parent Common Stock and the appropriate cash consideration, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and the cash consideration into which such Membership Interests shall have been so converted.

            (d) Distributions With Respect to Unexchanged Membership Interests. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificates with respect to the Membership Interests represented thereby until the holder of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holder thereof, without interest, certificate(s) representing whole shares of Parent Common Stock and the cash consideration issued in exchange therefor.

            (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.9, neither the Exchange Agent, the Surviving Entity nor any party hereto shall be liable to a holder of Membership Interests for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.10 No Further Ownership Rights in Membership Interests. The shares of Parent Common Stock and the cash consideration paid in respect of the surrender for exchange of Membership Interests in accordance with the terms hereof (including and any cash paid with respect to fractional shares of Parent Common Stock) shall be deemed to be full satisfaction of all rights pertaining to such Membership Interests, and there shall be no further registration of transfers on the records of the Surviving Entity of Membership Interests which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.11 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing Membership Interests shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and such cash consideration as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.12 Taking of Necessary Action; Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, then the officers, directors and managers of the Company, Parent and Sub are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY AND THE MEMBERS

      The Company and each of the Members hereby jointly and severally represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedules (referencing the appropriate section and paragraph numbers) supplied by the Company and the Members to Parent and Sub and dated as of the date hereof (the "Disclosure Schedule"), that on the date hereof:

            2.1 Organization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. The Company has the power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which it conducts business. The Company has delivered to Parent a true and correct copy of its Articles of Organization and Operating Agreement, including all amendments thereto, each of which is in full force and effect. Section 2.1 of the Disclosure Schedule lists the managers and officers of the Company.

      2.2 Subsidiaries. The Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control of, directly or indirectly, any corporation, limited liability company, partnership, association, joint venture or other business entity. References to the "Company" herein shall include the Company and any of its past or present subsidiaries.

      2.3 Company Capital Structure.

            (a) The ownership of the Company consists of the Membership Interests, all of which are issued and outstanding and all of which are set forth on Section 2.3(a) of the Disclosure Schedule. The names, addresses, domiciles and number of Membership Interests of each Member are set forth on
Section 2.3(a) of the Disclosure Schedule. Except as set forth on Section 2.3(a) of the Disclosure Schedule, there are no Membership Interests authorized, issued or outstanding. Except for the Membership Interests set forth on Section 2.3(a) of the Disclosure Schedule, there are no classes or series of ownership interests of the Company of any kind outstanding or issuable. All outstanding Membership Interests are duly authorized, validly issued, fully paid and non-assessable, and are not subject to preemptive rights created by statute, the Articles of Organization or Operating Agreement of the Company, or any agreement to which the Company is a party or by which it is bound. All Membership Interests have been issued in compliance with all applicable federal and state securities laws. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Membership Interests are as set forth in the Company's Articles of Organization and Operating Agreement. There are no declared or accrued but unpaid dividends with respect to any Membership Interests. None of the Membership Interests are unvested or subject to a repurchase option by the Company, risk of forfeiture or other condition under any applicable stock or membership interest restriction agreement or other agreement with the Company.

            (b) There are no options, warrants or other rights to purchase any of the Company's authorized or unissued Membership Interests. The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the Membership Interests of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all of the Membership Interests and all rights to acquire or receive any Membership Interests of the Company, whether or not such Membership Interests are outstanding.

            (c) The requisite vote required to approve the Merger under applicable law, the Company's Articles of Organization, Operating Agreement and any other agreement to which the Company or any other Member of the Company is bound is as follows: at least two-thirds of the outstanding Membership Interests.

      2.4 Authority. The Company and each of the Members have all requisite power and authority to enter into this Agreement and any Related Agreement (as defined below) to which they are party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, any Related Agreement to which the Company is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. No further action is required on the part of the Company or any of the Members to authorize the Agreement, any Related Agreement to which they are a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the Members. This Agreement, any Related Agreement to which the Company is a party and the Merger have been unanimously approved by the managers of the Company, and the managers have recommended to the Members to vote in favor of this Agreement, the Merger and the transactions contemplated thereby. This Agreement and any Related Agreement to which the Company and/or any of the Members is a party has been duly executed and delivered by the Company and/or the Members, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company and each of the Members, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For the purposes of this Agreement, the term "Related Agreements" shall mean the Registration Rights Agreement, the Noncompetition Agreements, the Escrow Agreement, the California Certificate of Merger, the Delaware Certificate of Merger, and any other agreements to which the Company or a Member is a party that it enters into in order to consummate the transactions contemplated thereby.

      2.5 No Conflict. The execution and delivery by the Company and each of the Members of this Agreement and any Related Agreement to which the Company and/or any Member is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"): (i) any provision of the Articles of Organization or Operating Agreement of the Company, each as amended to date; (ii) any Contract (as defined in Section 2.14(b) below) to which the Company or any of its properties or assets (including intangible assets), or to which any of the Members, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets, or applicable to any of the Members.

      2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company or any of the Members in connection with the execution and delivery of this Agreement, any of the Related Agreements to which the Company or any of the Members is a party, or the consummation of the transactions contemplated hereby or thereby, except for: (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws: (ii) the filing of the California Certificate of Merger with the Secretary of State of the State of California; (iii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware; and (iv) the approval of this Agreement and the transactions contemplated hereby by the Members.

      2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule sets forth (i) the Company's balance sheet as of December 31, 2001, and the related statements of income, cash flow and members' equity (or similar document) for the year ended December 31, 2001 and (ii) the Company's unaudited balance sheet as of March 31, 2002, and the related unaudited statements of income, cash flow and members' equity (or similar document) for the three-month period ended March 31, 2002) (collectively, the "Financials"). The Financials are correct in all material respects and have been prepared on a basis consistent throughout the periods indicated and consistent with each other. The Financials present fairly the financial condition, operating results and cash flows of the Company (and its predecessors) as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of March 31, 2002 is referred to hereinafter as the "Current Balance Sheet."

      2.8 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which individually or in the aggregate (i) has not been adequately reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since March 31, 2002, and which are not, individually or in the aggregate, material.

      2.9 No Changes. Since March 31, 2002, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business consistent with past practices;

            (b) amendments or changes to the Articles of Organization or Operating Agreement of the Company;

            (c) capital expenditure or capital expenditure commitment by the Company exceeding $5,000 individually or $10,000 in the aggregate;

            (d) payment, discharge or satisfaction, in any amount in excess of $5,000 in any one case, or $10,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

            (e) destruction of, damage to or loss of any material assets or material business or loss of any material customer of the Company (whether or not covered by insurance);

            (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (i) revaluation by the Company of any of its assets;

            (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock, membership interests or property) in respect of any Membership Interest, or any split, combination or reclassification in respect of any Membership Interest, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Membership Interests, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any Membership Interests (or options or other rights convertible into, exercisable or exchangeable therefor);

            (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

            (l) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is party or by which it or any of its assets are bound;

            (m) sale, lease or other disposition of any of the material assets or material properties of the Company or any creation of any security interest in such material assets or material properties;

            (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices that are set forth on Section 2.9(n) of the Disclosure Schedule;

            (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

            (p) the commencement, settlement, notice or threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

            (q) notice to the Company or its managers of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13 below) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13 below);

            (r) issuance or sale, or contract to issue or sell, by the Company of any Membership Interests, or any securities, warrants, options or rights to purchase any of the foregoing;

            (s) any (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (t) agreement or modification to agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

            (u) hiring or termination of employees of the Company;

            (v) event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company; or

            (w) agreement by the Company or any officer or employees on behalf of the Company to do any of the things described in the preceding clauses (a) through (w) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.10 Tax Matters.

            (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits.

                  (i) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) As of the Effective Time, the Company (A) will have timely paid all Taxes it is required to pay and withheld with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

                  (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency or adjustment outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) The Company has made available to Parent, its legal counsel and its accountants, copies of all Returns filed for all periods since its inception.

                  (vi) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (vii) Neither the Company nor any of the Members has Knowledge of any basis for the assertion of any claim for Taxes, which, if adversely determined, would result in any Lien on the assets of the Company.

                  (viii) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (ix) The Company has been treated as a partnership for Tax purposes at all times since its inception.

            (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404.

      2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company, which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

            (a) The Company owns no real property, nor has it ever owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is no, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Knowledge of the Company or any of the Members, by any other party.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except: (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially, or interfere with the present use, of the property subject thereto or affected thereby.

            (c) Section 2.12(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company. Such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

            (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

      2.13 Intellectual Property.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  (i) "Intellectual Property" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

                        (1) trade names, registered and unregistered trademarks and service marks, Internet domain names, and trade dress and rights, and all applications (including intent to use applications) to register any of the foregoing (collectively, "Marks");

                        (2) patents or models, industrial designs and all applications and applications to register any of the foregoing, including any and all continuation, divisional, continuation-in-part, reexamination and reissue patent applications, and any patents issuing therefrom (collectively, "Patents");

                        (3) copyrights and all registrations and applications therefor (collectively, "Copyrights");

                        (4) know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, data bases and other proprietary or confidential information, including customer lists, technology and product roadmaps, business and marketing plans and information, financial information (collectively, "Trade Secrets");

                        (5) mask work and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, including all registrations and applications to register any of the foregoing, and any other rights protecting integrated circuit or chip topographies or designs (collectively, "Mask Works"); and

                        (6) moral rights, publicity rights and any other proprietary, intellectual or industrial property or similar intangible rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, Trade Secrets or Mask Works (collectively, "Other IP").

                  (ii) "Company Intellectual Property" means any Intellectual Property that is owned by, controlled by or exclusively licensed to the Company.

                  (iii) "Scheduled Intellectual Property" shall mean (A) any Company Intellectual Property; and (B) any other Intellectual Property that is used or contemplated to be used in connection with the business of the Company, or that is licensed to the Company.

                  (iv) "Registered Intellectual Property" shall mean Intellectual Property that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority anywhere in the world.

                  (v) "Technology" shall mean: (A) the products and services provided or proposed to be provided by the Company in connection with their business; or (B) the technology, tools, materials, products and services that Company uses and/or proposes to use in the operation of the business of the Company.

            (b) Section 2.13(b) of the Disclosure Schedule contains an accurate and complete list of all Scheduled Intellectual Property. The Company owns or has the right to use, as currently used or anticipated to be used, all Scheduled Intellectual Property.

            (c) Section 2.13(c) of the Disclosure Schedule contains an accurate and complete list of all Registered Intellectual Property that is owned, controlled or exclusively licensed to Company, specifying as to each the nature of such right, any jurisdiction that has issued a registration with respect thereto or in which an application for such a registration is pending, and any applicable registration or application number. Section 2.13(c) of the Disclosure Schedule also contains an accurate and complete list of all outside counsel (including patent and trademark agents), and contact information therefor, who are responsible for the prosecution or registration of Registered Intellectual Property scheduled in Section 2.13(c), specifying the particular Registered Intellectual Property for which each such outside counsel is so responsible. Each item of Registered Intellectual Property that is owned, controlled or exclusively licensed to Company is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be. All Patents, Marks, and Copyrights listed in the Section 2.13(c) of the Disclosure Schedule are valid, enforceable and in full force and were prosecuted in good faith, and all prosecutions for any Registered Intellectual Property are proceeding in the ordinary course and no party responsible for any such prosecution will cease or delay such prosecution upon Closing. For each product, technology or service of the Company that constitutes or includes a copyrightable work, the Company has registered the Copyright in the latest version of such work with the United States Copyright Office.

            (d) Section 2.13(d) of the Disclosure Schedule contains an accurate and complete list of all licenses, sublicenses and other agreements pursuant to which any person other than the Company is authorized to use any Company Intellectual Property. The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property that is or was Company Intellectual Property, to any other person. All Company Intellectual Property, is free and clear of any Liens or other encumbrances.

            (e) Section 2.13(e) of the Disclosure Schedule contains an accurate and complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Scheduled Intellectual Property owned or otherwise controlled by any third party (other than so-called "shrink-wrap" single user end-user licenses granted to the Company relating to "off the shelf" personal computer software that is generally available on commercially reasonable terms from persons that are unaffiliated with the Company and that is not incorporated into any product marketed, sold or licensed, or used in the provision of any service provided, by the Company). The Company has not granted an exclusive license in any such Scheduled Intellectual Property, and the Company has not agreed not to license, sublicense or otherwise use any Scheduled Intellectual Property.

            (f) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid or otherwise sought to obtain rights thereon, the Company has obtained a written, valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company is the sole and exclusive owner of, all such Intellectual Property and Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. No person who has licensed Intellectual Property to, or provided Technology to, the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property or Technology.

            (g) The Company has taken reasonable steps sufficient to secure and protect for the Company's benefit all Company Intellectual Property, including without limitation reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of the Company Intellectual Property not otherwise protected by Patent or Copyright. Without limitation on the generality of the foregoing, the Company has obtained confidentiality and inventions assignment agreements, in sufficient form that have protections and conditions substantially similar in effect to those forms previously provided to Parent by Company, from all of the past and present employees, independent contractors and consultants of the Company involved in the creation or development of Company Intellectual Property. No independent contractor or consultant who has performed services related to the Company's business has (or upon Closing, will have) any right, title, or interest in any Scheduled Intellectual Property.

            (h) The Scheduled Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company as it currently is conducted or is currently contemplated to be conducted, including without limitation the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

            (i) There are no contracts, licenses or agreements between the Company and any other person with respect to Scheduled Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder. There are no actions that must be taken by the Company within 60 days of the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any such Scheduled Intellectual Property.

            (j) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which the Company is a party, will result in: (i) Parent, Sub or the Company granting to any third party any right to any Intellectual Property or Technology owned by, controlled by, or licensed to, any of them; (ii) Parent, Sub or the Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses; or (iii) Parent, Sub or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (1) breach, violate, conflict with or otherwise adversely affect any agreement governing any Scheduled Intellectual Property (including any licenses to use the Scheduled Intellectual Property); (2) affect any rights or obligations with respect to the Scheduled Intellectual Property, including the scope of any licenses thereof or the terms and conditions under which any such Scheduled Intellectual Property may be used; (3) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Scheduled Intellectual Property; (4) in any way impair the right of Parent to use any Scheduled Intellectual Property as currently used or anticipated to be used; or (5) in any way impair the right of Parent to bring any action for the unauthorized use or disclosure, infringement or misappropriation of Company Intellectual Property.

            (k) To the best of the Company's Knowledge, no person is infringing or misappropriating any Company Intellectual Property. The operation of the business of the Company as it currently is conducted or is currently contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company has not, does not and will not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not: (i) received any oral, written, or other communication that the Company is or may be infringing, misappropriating or otherwise using or disclosing in an unauthorized manner any right or claimed right of any person, nor does the Company have any Knowledge of any basis for any of the foregoing; (ii) received patent demand letters, invitations to license or other correspondence proposing negotiations or consideration of any license for patents; or (iii) any knowledge that any of the Company Intellectual Property are being used or disclosed in an unauthorized manner, infringed or misappropriated by any person.

            (l) No Company Intellectual Property or Technology of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property or Technology. None of the Company Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any Governmental Entity.

            (m) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, Section 2.13(m) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or other party of third party Intellectual Property.

            (n) No product, technology, service, material or publication published, distributed or offered by the Company, or conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

      2.14 Agreements, Contracts and Commitments.

            (a) The Company is not party to nor is it bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                  (ii) any agreement or plan, including without limitation any option plan or purchase plan with respect to Membership Interests, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (iii) any fidelity or surety bond or completion bond;

                  (iv) any lease of personal property having an annual rental rate in excess of $5,000 individually or $10,000 in the aggregate;

                  (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

                  (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (viii) any purchase order or contract for the purchase of materials involving in excess of $5,000 individually or $10,000 in the aggregate;

                  (ix) any construction contracts;

                  (x) any dealer, distribution, joint marketing or development agreement;

                  (xi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

                  (xii) any other agreement, contract or commitment that involves $5,000 individually or $10,000 in the aggregate or more and is not cancelable without penalty within 30 days.

            (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which it is party or by which it is bound (collectively a "Contract"), nor is the Company or any of the Members aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder, nor is any party obligated to the Company pursuant thereto subject to any default thereunder.

            (c) The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification, limitation or alteration after the Effective Time. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

      2.15 Interested Party Transactions. No officer, director, manager or Member of the Company has or has had, directly or indirectly: (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell;
(ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services; or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.15.

      2.16 Governmental Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of their properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. Section
2.16 of the Disclosure Schedule lists all Company Authorizations. The Company Authorizations are in full force and effect, and shall remain in full force and effect without modification after the Closing, and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in their properties or assets.

      2.17 Litigation. There is no action, suit, claim or proceeding of any nature pending or threatened against the Company, its properties (tangible or intangible) or any of its officers or directors, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or threatened against the Company, any of their properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct their operations as presently or previously conducted or as presently contemplated to be conducted.

      2.18 Accounts Receivable.

            (a) The Company has made available to Parent and its accountants a list of all accounts receivable of the Company as of March 31, 2002, together with a range of days elapsed since invoice. All of the Company's accounts receivable arose in the ordinary course of business, are carried at values that have been consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to March 31, 2002, as reflected on the books and records of the Company. No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

            (b) Section 2.18(b) of the Disclosure Schedule sets forth the customers of the Company, as well as the aggregate dollar amount of business between the customer and the Company, from the beginning of fiscal year 2001 to date. The Company has not received any customer complaints that the Company has not been able to address to the satisfaction of the complainant.

      2.19 Minute Books. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain accurate summaries of all meetings of the managers (or committees thereof) of the Company and all meetings of the Members (or committees thereof) of the Company, or actions by written consent since the time or organization of the Company.

      2.20 Environmental Matters.

            (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. The Company currently hold all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted and as currently contemplated to be conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor any of the Members have any Knowledge of any fact or circumstance that is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

      2.21 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21 of the Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.5 below) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

      2.22 Employee Benefit Plans and Compensation.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                  (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, awards of any membership interests, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

                  (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (iv) "DOL" shall mean the United States Department of Labor.

                  (v) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

                  (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

                  (ix) "IRS" shall mean the United States Internal Revenue Service.

                  (x) "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

                  (xi) "Pension Plan" shall mean each Company Employee Plan, which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Section 2.22(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement, or to enter into any Company Employee Plan or Employee Agreement. Section 2.22(b) of the Disclosure Schedule also sets forth a table setting forth the name, annual salary and, if applicable, bonus, of each employee of the Company.

            (c) Documents. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement, including without limitation all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan;
(iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written agreements and contracts relating to each Company Employee Plan, including without limitation administrative service agreements and group insurance contracts; (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (viii) all COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests for each Company Employee Plan for the three (3) most recent closed plan years; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

            (d) Employee Plan Compliance. The Company has performed all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company or any of the Members, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Surviving Entity, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any of Members, or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

            (e) No Pension Plans. Neither the Company nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) any pension plan as defined in ERISA Section 3(2); (ii) Pension Plans subject to Title IV of ERISA, or (iii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

            (f) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

            (g) COBRA. The Company and each Affiliate has, prior to the Effective Time, complied with the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

            (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

            (i) Employment Matters. The Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company or any of the Members, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.


            (j) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. To the Knowledge of the Company, there are neither any activities nor proceedings of any labor union to organize any Employees, nor have there ever been. There are no actions, suits, claims, labor disputes or grievances pending, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including without limitation charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (k) No Interference or Conflict. To the Knowledge of the Company or any of the Members, no Member, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

      2.23 Insurance. Section 2.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor any of the Members have any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

      2.24 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

      2.25 Warranties; Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.13(h) of the Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

      2.26 Complete Copies of Materials. The Company has delivered true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

      2.27 Information Statement. The information supplied by the Company for inclusion in the information statement sent to the holders of Membership Interests to consider the Merger (the "Information Statement"), did not, on the date the Information Statement was first mailed to the Members, or as of the date hereof: contain any statement that, at such time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact; omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the consent solicitation that became false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub that is contained in any of the foregoing documents.

      2.28 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company and/or any of the Members.

      2.29 Representations Complete. None of the representations or warranties made by the Company or any Member, nor any financial statement, other written financial information or statements made in any exhibit, schedule or certificate furnished by the Company or any Member pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Members for use in soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no event, fact or condition that has caused, or that is reasonably likely to cause, a Material Adverse Effect, that has not been set forth in this Agreement or the Disclosure Schedule. The financial projections relating to the Company that were delivered to Parent prior to the date of this Agreement ("Financial Projections") constitute a reasonable estimate of the information purported to be shown therein. The Company prepared such projections in good faith based upon reasonable assumptions, and believes that there is a reasonable basis for such projections. The Company is not aware of any fact or information that would lead it to believe that the Financial Projections are misleading in any respect.

                                   ARTICLE III

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

      Each Member further represents and warrants severally and not jointly to Parent and Sub, subject to such exceptions as are specifically disclosed in the Disclosure Schedules, that on the date hereof:

      3.1 Ownership of Membership Interests. Each Member is the sole record and beneficial owner of the Membership Interests in the percentage set forth next to his, her or its name in Section 2.3(a) of the Disclosure Schedule, and such Membership Interests are to be sold pursuant to this Agreement. Such Membership Interests are not subject to any Lien or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which each Member is party or by which he or it is bound obligating the Member to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold repurchased or redeemed, any Membership Interests or obligating the Member to grant or enter into any such option, warrant, call, right, commitment or agreement. The Member has good and valid title to, and has the sole right to transfer such Membership Interests to the Company. Such interests constitute all of the Membership Interests owned, beneficially or of record, by the Member. The Company will receive good title to such Membership Interests, subject to no claim, lien, pledge, charge, security interest or other encumbrance retained, granted or permitted by the Member. The Member has not engaged in any sale or other transfer of its Membership Interests in contemplation of the Merger.

      3.2 Member Tax Matters. The Member has had an opportunity to review with its own tax advisors the Tax consequences to the Member of the Merger and the transactions contemplated by this Agreement, including the sale of his, her or its ownership interests in the Company to Parent. The Member understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations by Parent, or any of its agents. The Member understands that he, she or it (and not Parent) shall be responsible for his, her or its own tax liability that may arise as a result of the Merger or the transactions contemplated by this Agreement.

      3.3 Absence of Claims by the Member. The Member has no claim against the Company whether present or future, contingent or unconditional, fixed or variable under any contract or on any other legal basis whatsoever.

      3.4 No Registration. The Member understands that the shares of Parent Common Stock to be issued to the Member pursuant to the Merger have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member's representations as expressed herein or otherwise made pursuant hereto.

      3.5 Investment Intent. The Member is acquiring the shares of Parent Common Stock pursuant to the Merger for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

      3.6 Investment Experience. The Member has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that it is capable of evaluating the merits and risks of its investment in Parent and has the capacity to protect its own interests.

      3.7 Speculative Nature of Investment. The Member acknowledges that the Merger and its investment in shares of Parent Common Stock by way of the Merger is highly speculative and entails a substantial degree of risk, and the Member is in a position to lose the entire amount of such investment.

      3.8 Access to Data. The Member has had an opportunity to discuss Parent's business, management and financial affairs with Parent's management. The Member has also had an opportunity to ask questions of officers of Parent, which questions were answered to its satisfaction. The Member understands that such discussions, as well as any information issued by Parent, were intended to describe certain aspects of Parent's business and prospects, but were not necessarily a thorough or exhaustive description. The Member acknowledges that any business plans prepared by Parent have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

      3.9 Accredited Investor. The Member is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

      3.10 Member Counsel. The Member acknowledges that it has had the opportunity to review the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements with its own legal counsel. Each Member is relying solely on such counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Parent and Sub hereby represent and warrant to the Company that on the date hereof:

      4.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as currently conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect").

      4.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. As of the date hereof, this Agreement and the Merger have been unanimously approved by the Board of Directors of Parent. This Agreement and any Related Agreement to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      4.3 Capital Structure.

            (a) The authorized stock of Parent consists of: (i) 75,000,000 shares of Common Stock, without par value, of which 22,413,711 shares were issued and outstanding as of March 25, 2002, and (ii) 5,000,000 shares of Preferred Stock, without par value, of which 75,000 are designated Series A Participating Preferred Stock, of which no shares were issued and outstanding. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $0.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Parent as currently in effect or any agreement to which Parent is a party or by which it is bound, and have been issued in compliance with federal and state securities laws.

            (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Articles of Incorporation or Bylaws of Parent or Sub or any agreement to which Parent or Sub is a party or is bound and will be issued in compliance with federal and state securities laws.

      4.4 No Conflict. The execution and delivery by each of Parent and Sub of this Agreement and any Related Agreements to which Parent and Sub are party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under: (i) any provision of the Articles of Incorporation or Bylaws, each as amended, of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or Exchange Act, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect.

      4.5 Consents. No consent approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the California Certificate of Merger in California and the Delaware Certificate of Merger in Delaware as provided in Section 1.2 herein, (ii) the filing, if any, of appropriate forms with the Commission and National Association of Securities Dealers ("NASD"),
(iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) the filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Membership Interests in the Merger, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

      4.6 SEC Documents; Parent Financial Statements. Parent has made available (via EDGAR) to the Company a true and complete copy of each annual, quarterly and other reports, registration statements and definitive proxy statement filed by Parent with the SEC since January 1, 2001 (the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

      4.7 Information Statement. The information supplied by Parent for inclusion in the Information Statement did not, on the date the Information Statement was first mailed to the Members, or as of the date hereof: contain any statement that, at such time and in light of the circumstances under which it shall be made, was false or misleading with respect to any material fact; omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the consent solicitation that became false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company, which is contained in any of the foregoing documents.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Registration Rights Agreement. Pursuant to a Registration Rights Agreement, in the form attached hereto as Exhibit A, Parent shall agree to grant rights with respect to the registration under the Securities Act of the resale by each Member of the Parent Common Stock to be issued to such Member hereunder. The parties hereto acknowledge and agree that the Parent Common Stock to be issued by Parent pursuant to this Agreement shall constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") until so registered.

      5.2 Restrictions on Transfer. Each share of Parent Common Stock to be issued hereunder shall be issued without any legend restricting transfer of such shares except (i) as relates to restrictions on transfer by affiliates of the Company pursuant to Rule 144 of the Securities Act; (ii) any legend relating to any repurchase option, risk of forfeiture or other condition of any Membership Interests, as set forth in Section 1.7 of this Agreement; and (iii) that aggregate sales of Parent Common Stock by all Members shall not exceed 15% of the Aggregate Stock Consideration in each quarter (on a non-cumulative basis) in the one year following the Effective Time.

      5.3 Access to Information. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify: any representation or warranty contained herein, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof, or the indemnification obligations of the Company and the Members.

      5.4 Confidentiality. Each party agrees that the information obtained in any investigation pursuant to Section 5.4, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Nondisclosure Agreement, dated as of March 11, 2002, by and between Parent and the Company, and the Non-Disclosure Agreement, dated as of April 2, 2002, by and between Parent and the Company (collectively, the "Confidential Disclosure Agreements").

      5.5 Expenses. All fees and expenses incurred in connection with the Merger, including without limitation all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses; provided, however, that the Members shall be responsible for all such fees and expenses incurred by the Company.

      5.6 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby

      5.7 Related Agreements. Concurrently with the execution and delivery of this Agreement, as material inducements to Parent and Sub to enter into this
Agreement: (i) certain Members of the Company are entering into a Registration Rights Agreement, each in the form attached as Exhibit A, with Parent; (ii) certain key employees of the Company and each of the Members are entering into Noncompetition Agreements, each in the form attached as Exhibit B, with

Parent; and (iii) Parent and the Member Representative are entering into an Escrow Agreement, in the form attached as Exhibit C.

      5.8 Nasdaq National Market. Parent shall use commercially reasonable efforts to ensure that, concurrently with the effectiveness of the registration statement contemplated by Section 5.1 of this Agreement, the shares of Parent Common Stock to be delivered to the Members pursuant to this Agreement shall have been accepted for listing on the Nasdaq National Market, subject to notice of issuance.

      5.9 Tax Matters.

            (a) Tax Returns. The Members will be responsible for the preparation and filing of all Returns relating to Taxes concerning or attributable to the Company or its operations (including Returns to be filed after the Closing Date) for all periods ending on or before the Closing Date (the "Pre-Closing Period"). The Members will pay all Taxes concerning or attributable to the Company or its operations for the Pre-Closing Period. Parent shall be responsible for the preparation and filing of all Returns relating to Taxes concerning or attributable to the Company or its operations, and the payment of all Taxes with respect thereto, for all periods beginning after the Closing Date (the "Post-Closing Period"). Real or personal property taxes (or other similar Taxes) shall be allocated to the Pre-Closing Period and the Post-Closing Period on a daily basis.

            (b) Cooperation. Each party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Return and the conduct of any audit or other examination by any Taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes concerning or attributable to the Company or its operations and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any such Return, or the conduct of any such audit or examination, or other such proceeding. The Members shall retain all documents, including prior years' Returns, supporting work schedules and other records or information which may be relevant to any such Return, audit or examination, or other proceeding, and shall not destroy or otherwise dispose of any such records for six (6) years after closing without the prior written consent of Parent.

            (c) Transfer Taxes; Property Taxes. All sales, use, value-added, gross receipts, excise, registration, recording, stamp duty, transfer or other similar taxes or governmental fees ("Transfer Taxes") imposed or levied by reason of, in connection with or attributable to this Agreement and the transactions contemplated hereby shall be borne solely by the Members. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any Transfer Taxes.

      5.10 Limitations on Sales. Aggregate sales of Parent Common Stock by all Members shall not exceed 15% of the Aggregate Stock Consideration in each three-month period (on a non-cumulative basis) beginning on the Closing Date for the one year following the Effective Time. If registration statement contemplated by the Registration Rights Agreement referenced in Section 5.1 herein does not go effective in the first-three month period following the Closing Date, then aggregate sales of Parent Common Stock by all Members shall not exceed 20% of the Aggregate

Stock Consideration in each of the three remaining three-month periods (on a non-cumulative basis) in the one year following the Effective Time.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Member Approval. This Agreement and the Merger shall have been approved and adopted by the Members of Company by the requisite vote under applicable law and the Company's Articles of Organization.

            (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

            (d) Certificate of Merger. The California Certificate of Merger shall have been filed with the Secretary of State of the State of California, and the Delaware Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

      6.2 Conditions to the Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations, Warranties and Covenants.

                  (i) The representations and warranties of the Company and the Members in this Agreement (other than the representations and warranties of the Company and the Members as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of the date of this Agreement.

                  (ii) Each of the Company and the Members shall have performed and complied with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Effective Time.

            (b) Third-Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained all consents, waivers, approvals, and assignments listed in Schedule 6.2(b) to this Agreement. If Parent waives the closing condition set forth in the previous sentence such that the Company has not obtained all consents, waivers, approvals, and assignments listed in Schedule 6.2(b) to this Agreement as of the Closing Date, the Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts set forth on Schedule 6.2(b) as soon as possible after the Effective Time.

            (c) Noncompetition Agreements. Each of the individuals set forth on
Schedule 6.2(c) shall have executed and delivered to Parent a Noncompetition Agreement in the form attached hereto as Exhibit B, and all of such Noncompetition Agreements shall be in full force and effect.

            (d) Company Member Approval. As of the date of this Agreement, Members holding at least two-thirds of the Total Membership Interests, which Members are as set forth on Schedule 6.2(d) to this Agreement, shall have approved this Agreement, the Merger and the transactions contemplated thereby. Members holding no more than 1% of the Company Membership Interests shall have exercised or given notice of their intent to exercise appraisal rights in accordance with California Law.

            (e) Company Legal Opinion. Parent shall have received a legal opinion from Delagnes, Linder & Duey LLP, legal counsel to the Company, substantially in the form attached hereto as Exhibit F.

            (f) Termination of 401(k) Plan. Parent shall have received from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolutions of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date, and Parent shall have received from the Company evidence of taking any and all further actions as requested by Parent.

            (g) Certificate of the Company and the Members. Parent shall have received a certificate, validly executed by each of the Members and the principal executive officer of the Company for and on its behalf, to the effect that, as of the Closing:

                  (i) all representations and warranties made by the Company and the Members in this Agreement (other than the representations and warranties of the Company and the Members as of a specified date, which will be true and correct as of such date) were true and correct on and as of the date of this Agreement;

                  (ii) all covenants and obligations under this Agreement to be performed by the Company or the Members on or before the Closing have been so performed; and

                  (iii) the conditions to the obligations of Parent and Sub set forth in Section 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

            (h) Certificate of Secretary of Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the correct form and effectiveness of the Articles of Organization and the Operating Agreement of the Company, including all amendments thereto, and
(ii) the valid adoption of resolutions of the managers of the Company and the Members approving this Agreement and the consummation of the transactions contemplated hereby.

            (i) Certificate of Good Standing. Parent shall have received a certificate of good standing of the Company from the Secretary of State of the State of California, dated within a reasonable period prior to the Closing.

            (j) FIRPTA Certificate. Parent shall have received a properly executed statement in a form reasonably acceptable to Parent (the "FIRPTA Compliance Certificate") for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-11T(d), validly executed by a duly authorized officer of the Company.

            (k) Continued Employment. Certain employees of Company, who are listed on Schedule 6.2(k) to this Agreement, shall have accepted Parent's offers of employment and shall have executed and the Company shall have delivered to Parent Parent's standard confidentiality, proprietary information and assignment of inventions agreement.

            (l) Registration Rights Agreement. The Member Representative on behalf of the Members shall have executed the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect.

            (m) Acknowledgement of No Membership Interests. Parent shall have received, in a form reasonably acceptable to Parent, an acknowledgement from the individuals and entities listed on Schedule 6.2(m) to this Agreement, stating that such individuals and entities do not own, as of immediately prior to the Effective Time, any Membership Interests or any options, warrants or other rights to purchase any authorized or unissued Membership Interests.

      6.3 Conditions to Obligations of the Company and the Members. The obligations of the Company and the Members to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations, Warranties and Covenants.

                  (i) The representations and warranties of Parent and Sub in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of the date of this Agreement.

                  (ii) Each of Parent and Sub shall have performed and complied with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) Certificate of Parent. The Company shall have received a certificate executed on behalf of Parent by the Chief Executive Officer to the effect that, as of the Closing:

                  (i) all representations and warranties made by the Parent and Sub in this Agreement (other than the representations and warranties of the Parent and Sub as of a specified date, which will be true and correct as of such date) were true and correct on and as of the date of this Agreement;

                  (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed; and

                  (iii) the conditions to the obligations of the Company and the Members set forth in Section 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

            (c) Registration Rights Agreement. Parent shall have executed the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect.

                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

      7.1 Survival of Representations and Warranties.

            (a) The representations and warranties of the Company and each of the Members contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall remain in effect until, and will expire upon the 18-month anniversary of the Closing Date (the "Termination Date"). Notwithstanding the foregoing:

                  (i) the representations and warranties of the Company and each of the Members contained in the following Sections shall survive indefinitely and until the expiration of the applicable statute of limitations, respectively:
Section 2.1 (Organization of the Company); Section 2.3 (Company Capital Structure); Section 2.8 (No Undisclosed Liabilities); Section 2.10 (Tax Matters); Section 2.13 (Intellectual Property); and Section 2.20 (Environmental Matters) (collectively, the "Surviving Representations");

                  (ii) the Termination Date shall have no effect upon any claims based upon fraud; and

                  (iii) the representation, warranty, covenant or obligation that is the subject matter of a Claim Notice (as defined in Section 7.1(c)) shall not so expire with respect to such Claim Notice or any subsequent Claim Notice that is reasonably related to the subject matter of such Claim Notice, but rather shall remain in full force and effect until such time as each and every claim that is based upon, or that reasonably relates to, any breach or alleged breach of such representation, warranty, covenant or obligation and that is reasonably related to the subject matter of such Claim Notice or any such subsequent Claim Notice has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

            (b) The representations, warranties, covenants and obligations of the Company and each of the Members, and the rights and remedies that may be exercised by the Indemnified Parties, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnified Parties or any of their Representatives.

            (c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been given if any Indemnified Party, acting in good faith, delivers to the Company or any of the Members and the Escrow Agent a written notice stating that such Indemnified Party believes that there is or has been a possible breach of such representation, warranty, covenant or obligation and containing (i) a brief description of the circumstances supporting such Indemnified Party's belief that there is or has been such a possible breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential damages that have arisen and may arise as a direct or indirect result of such possible breach.

      7.2 Indemnification by the Company and the Members; Escrow Fund.

            (a) The Company and the Members agree to jointly and severally indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, punitive damages, lawsuits, administrative proceedings, investigations, audits, demands, assessments, adjustments, judgments, settlement payments, penalties, fines, interest, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors or affiliates (including the Surviving Entity) (collectively, the "Indemnified Parties") directly or indirectly as a result of:

                  (i) any inaccuracy or breach of a representation or warranty of the Company or any Member contained in: (A) this Agreement; (B) any of the Related Agreements; or (C) or in any certificate, instrument or other document delivered by Company or any Member pursuant to the terms of this Agreement;

                  (ii) any failure by the Company or any of the Members to perform or comply with any covenant contained in this Agreement or in any of the Related Agreements;

                  (iii) any Dissenting Membership Interests; or

                  (iv) the failure of the Company to obtain all consents, waivers, approvals, and assignments listed in Schedule 6.2(b) to this Agreement within 15 days of the date of this Agreement.

            (b) As partial security for the indemnity provided to the Indemnified Parties in this Article VII and by virtue of this Agreement, the California Certificate of Merger and the Delaware Certificate of Merger, Parent will deposit the Escrow Amount (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Amount) with the Escrow Agent (as defined in the Escrow Agreement), without any act of the Company or the Members, such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund"). The Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the Termination Date. For purposes of satisfying the indemnification obligations of this Article VII, the shares of Parent Common Stock in the Escrow Fund shall be valued at the Transaction Stock Price. The Escrow Fund shall be governed by the terms of this Agreement and the Escrow Agreement.

      7.3 Limitation on Indemnification.

            (a) Notwithstanding any provision of this Agreement to the contrary, after the Effective Time, no Indemnified Party shall be entitled to indemnification until such Indemnified party suffers Losses in excess of $50,000 in the aggregate (the "Basket Amount"), in which case an Indemnified Party shall be entitled to recover all Losses including the Basket Amount; provided, however, any amounts required to be paid with respect to Dissenting Membership Interests or resulting from any failure by the Company or any of the Members to perform or comply with any covenant contained in this Agreement or any Related Agreement shall not be subject to such Basket Amount; and provided further, however, that any amounts required to be paid by the Parent or the Surviving Entity as a result of the Company's breach of, or any inaccuracy contained in,
Section 2.21 herein shall not be subject to such Basket Amount.

            (b) Except for (i) claims based upon any failure by the Company of any of the Members to perform or comply with any covenant contained in this Agreement or any of the Related Agreements, (ii) claims based upon fraud or intentional misconduct and/or (iii) claims as to any inaccuracy or breach of a representation or warranty contained in the Surviving Representations, the indemnification obligations of the Company and the Members under this Agreement shall be subject to the foregoing:

                  (i) The maximum amount that the Indemnified Parties may recover for Losses under the indemnification provisions of this Agreement shall be limited to the Aggregate Merger Consideration. For purposes of this Section 7.3(b) the Aggregate Stock Consideration shall be valued on a per share basis at the Transaction Stock Price.

                  (ii) The maximum amount that any particular Member shall be liable with respect to any indemnification payments that the Company and the Members are required to make hereunder is equal to such Member's Pro Rata Portion of the Aggregate Merger Consideration.

      7.4 Indemnification Procedures. All claims for indemnification under this
Article VII shall be asserted and resolved as follows:

            (a) Third-Party Claims. In the event any Indemnified Party becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Member Representative of such claim, and the Member Representative, as representative for the Members, shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. The Indemnified Parties shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the written consent of the Member Representative, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of Losses relating to such matter. In the event that the Member Representative has consented to any such settlement, neither the Member Representative nor any of the Members shall have the power or authority to object to the amount of any claim by any Indemnified Party against the Escrow Fund with respect to such settlement.

            (b) Non-Third Party Claims.

                  (i) In the event an Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Member Representative and the Escrow Agent. If the Member Representative does not notify the Indemnified Party within 30 days from the date of receipt of such Claim Notice that the Member Representative disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Members hereunder.

                  (ii) In case the Member Representative shall object in writing to any claim made in accordance with this Section 7.4(b), the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection of the Member Representative. If after the expiration of such fifteen (15) day period, there remains a dispute as to any claim, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

                  (iii) If no such agreement can be reached after good faith negotiation, either party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Member Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. However, if either Parent or the Member Representative fails to designate an arbitrator within 15 days after the filing of a demand for arbitration (or similar document), the arbitration shall proceed with the one arbitrator timely designed. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions that shall set forth the award, judgment, decree or order awarded by the arbitrators.

                  (iv) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.4(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Claim Notice is at issue, the Indemnified Party shall be deemed to be the non-prevailing party in the event that the arbitrators award such Indemnified Party less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Company and the Members shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

            (c) The Indemnified Party's failure to give reasonably prompt notice to the Member Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Members of any liability which the Members may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Members.

      7.5 Member Representative.

            (a) As of the date hereof, Issie Rabinovitch shall be constituted and appointed as agent and attorney-in-fact (the "Member Representative") for and on behalf of each of the Members to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to claims, and to take all actions necessary or appropriate in the judgment of the Member Representative for the accomplishment of the foregoing. Such agency may be changed (whether pursuant to vacancy, removal or resignation) by the vote of a majority of the Members from time to time upon not less than thirty (30) days prior written notice to Parent. No bond shall be required of the Member Representative, and the Member Representative shall receive no compensation for its services, except for payment by the Members of expenses, including fees of counsel, reasonably incurred by the Member Representative in connection with the performance of its duties hereunder.

            (b) The Member Representative shall not be liable for any act done or omitted hereunder as Member Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Members shall severally indemnify the Member Representative and hold such agent harmless against any loss, liability or expense incurred without bad faith on the part of the Member Representative and arising out of or in connection with the acceptance or administration of the Member Representative's duties hereunder.

            (c) A decision, act, consent or instruction of the Member Representative shall constitute a decision of all Members and shall be final, binding and conclusive upon each Member, and Parent may rely upon any decision, act, consent or instruction of the Member Representative taken in such manner as being the decision, act, consent or instruction of each and every Member. Parent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Member Representative.

                                  ARTICLE VIII

                              AMENDMENT AND WAIVER

      8.1 Amendment. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, for purposes of this Section 8.1, any amendment of this Agreement signed by the Member Representative shall be binding upon and effective against all Members whether or not they have signed such amendment.

      8.2 Extension; Waiver. Parent and Sub, on the one hand, and the Company and the Member Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided, however, that for purposes of this Section 8.2, any extension or waiver signed by the Member Representative shall be binding upon and effective against all Members whether or not they have signed such extension or waiver.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                (a)   if to Parent or Sub, to:

                      Xicor, Inc.
                      1511 Buckeye Drive
                      Milpitas, CA 95035
                      Attention:  Chief Financial Officer
                      Telephone No.:  (408) 432-8888
                      Facsimile No.:  (408) 954-1422

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Page Mailliard, Esq.
                                  Don S. Williams, Esq.
                      Telephone No.: (650) 493-9300
                      Facsimile No.: (650) 493-6811

                (b)   if to the Company or the Members, to:

                      Analog Integration Partners LLC
                      538A Valley Way
                      Milpitas, CA 95035
                      Attention:  Principal Financial Officer
                      Telephone No.:  (408) 946-2644
                      Facsimile No.:  (408) 946-3121

                      with a copy to:

                      Delagnes, Linder & Duey LLP
                      300 Montgomery Street, Suite 1050
                      San Francisco, CA 94104
                      Attention:  R. Michael Delagnes
                      Telephone No:  (415) 983-0500
                      Facsimile No:  (415) 983-0999

                (c)   if to the Member Representative:

                      Issie Rabinovitch
                      13400 Country Way
                      Los Altos Hills, CA 94022
                      Telephone No.: (650) 947-0737
                      Facsimile No: (650) 559-6020

      9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall be considered one and the same agreement.

      9.4 Entire Agreement; Assignment. This Agreement, the Related Agreements, the exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreements and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise, except that Parent or Sub may each assign its rights and delegate its obligations hereunder to its respective affiliates.

      9.5 No Third Party Beneficiaries. This Agreement, the Related Agreements, the exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreements and the documents and instruments and other agreements among the parties hereto referenced herein are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to persons or circumstances other than those with respect to which it is deemed void will be interpreted so as reasonably to effect the intent of the parties hereto within the boundaries of applicable law. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable within applicable law, the economic, business and other purposes of such void or unenforceable provision.

      9.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the

State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.10 Attorneys' Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      IN WITNESS WHEREOF, Parent, Sub, the Company, the Member Representative and each of the Members have caused this Agreement to be signed, all as of the date first written above.

XICOR, INC.                                       VALLEY ACQUISITION CORP.


By: /s/ Louis DiNardo                             By: /s/ Louis DiNardo
    -------------------------------------             -------------------------------------
    Louis DiNardo                                     Louis DiNardo
    President and Chief Executive Officer             President and Chief Executive Officer

ANALOG INTEGRATION PARTNERS LLC                       MEMBERS:

                                                      ROGER LEVINSON

By: /s/ John M. Caruso
    -------------------------------------
    John M. Caruso
    Manager and Chief Executive Officer           By: /s/ Roger Levinson
                                                      -------------------------------------

                                                      PHIL BENZEL

By: /s/ Phil Benzel
    -------------------------------------
    Phil Benzel
    Manager and Vice President                    By:  /s/ Phil Benzel
                                                       -------------------------------------

                                                       JOHN M. CARUSO

By: /s/ Roger Levinson
    -------------------------------------
    Roger Levinson
    Manager and Vice President                    By: /s/ John M. Caruso
                                                      --------------------------------------

                                                  RABINOVITCH VENTURES LIMITED LP

By: /s/ Issie Rabinovitch
    -------------------------------------
    Issie Rabinovitch
    Manager                                       By: /s/ Issie Rabinovitch
                                                      --------------------------------------
                                                      Issie Rabinovitch, General Partner

MEMBER REPRESENTATIVE                             CARUSO VENTURES LIMITED LP

By:  /s/ Issie Rabinovitch                        By: /s/ John Caruso
    -------------------------------------             --------------------------------------
    Issie Rabinovitch                                 John Caruso, General Partner


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